EXHIBIT 99.1

KBR to Present at KeyBanc Capital Markets' Conference; Reaffirms Guidance for Fiscal Year 2017

HOUSTON – (May 30, 2017) – KBR, Inc. (NYSE: KBR), KBR, Inc. (NYSE: KBR) announced today that Stuart Bradie, President and CEO, and Mark Sopp, Executive Vice President and CFO, will speak at the 2017 KeyBanc Capital Markets' Industrial, Automotive & Transportation Conference on Thursday, June 1, 2017.
The June 2017 investor presentation which will be used for the KeyBanc Capital Market conference as well as other investor communications may be found on the investor relations section of the website at http://investors.kbr.com beginning May 31, 2017.
In connection with the conference presentation, KBR reaffirms its earnings guidance for fiscal year 2017. KBR's guidance of earnings per share is on an adjusted EPS basis, which excludes legacy legal costs.  The company reiterates its full year 2017 fully diluted adjusted earnings per share guidance of between $1.10 and $1.40 per share.

However, with the resolution of the PEMEX settlement, KBR projects earnings per share to be above the mid-point in the range.  KBR's diluted adjusted earnings per share excludes legal costs associated with legacy U.S. Government contracts which are expected to be approximately $9 million, or $0.07 per fully diluted share in 2017.  The estimated legacy legal fees do not assume any cost reimbursement from the U.S. Government that could occur in the future.

KBR's estimated effective tax rate for 2017 will range from 25% to 27%.  The expected EBITDA range for 2017, which is on the same basis as the EPS guidance, is $300-$350 million.  The estimate for operating cash flows will range from $100 - $200 million for 2017.

About KBR, Inc.

KBR is a global provider of differentiated professional services and technologies across the asset and program life cycle within the Government Services and Hydrocarbons sectors. KBR employs over 34,000 people worldwide (including our joint ventures), with customers in more than 80 countries, and operations in 40 countries, across three synergistic global businesses:

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Government Services, serving government customers globally, including capabilities that cover the full life-cycle of defense, space, aviation and other government programs and missions from research and development, through systems engineering, test and evaluation, program management, to operations, maintenance, and field logistics

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Technology & Consulting, including proprietary technology focused on the monetization of hydrocarbons (especially natural gas and natural gas liquids) in ethylene and petrochemicals; ammonia, nitric acid and fertilizers; oil refining; gasification; oil and gas consulting; integrity management; naval architecture and proprietary hulls; and downstream consulting

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Engineering & Construction, including onshore oil and gas; LNG (liquefaction and regasification)/GTL; oil refining; petrochemicals; chemicals; fertilizers; differentiated EPC; maintenance services (Brown & Root Industrial Services); offshore oil and gas (shallow-water, deep-water, subsea); floating solutions (FPU, FPSO, FLNG & FSRU) and program management

KBR is proud to work with its customers across the globe to provide technology, value-added services, integrated EPC delivery and long term operations and maintenance services to ensure consistent delivery with predictable results. At KBR, We Deliver.

Visit www.kbr.com

Forward Looking Statement

The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the outcome of and the publicity surrounding audits and investigations by domestic and foreign government agencies and legislative bodies; potential adverse proceedings by such agencies and potential adverse results and consequences from such proceedings; the scope and enforceability of the company's indemnities from its former parent; changes in capital spending by the company's customers; the company's ability to obtain contracts from existing and new customers and perform under those contracts; structural changes in the industries in which the company operates; escalating costs associated with and the performance of fixed-fee projects and the company's ability to control its cost under its contracts; claims negotiations and contract disputes with the company's customers; changes in the demand for or price of oil and/or natural gas; protection of intellectual property rights; compliance with environmental laws; changes in government regulations and regulatory requirements; compliance with laws related to income taxes; unsettled political conditions, war and the effects of terrorism; foreign operations and foreign exchange rates and controls; the development and installation of financial systems; increased competition for employees; the ability to successfully complete and integrate acquisitions; and operations of joint ventures, including joint ventures that are not controlled by the company.

KBR's most recently filed Annual Report on Form 10-K, any subsequent Form 10-Qs and 8-Ks, and other Securities and Exchange Commission filings discuss some of the important risk factors that KBR has identified that may affect the business, results of operations and financial condition. Except as required by law, KBR undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

For further information, please contact:

Investors
Nelson Rowe
Senior Vice President, Investor Relations
713-753-5082
Investors@kbr.com

Media
Marit Babin Stout
Vice President, Global Communications & Government Relations
713-753-3800
Mediarelations@kbr.com